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                                                                                                                      EXHIBIT 21.1

                                                 SUBSIDIARIES OF MAGNA GROUP, INC.

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          SUBSIDIARY                                                                                  JURISDICTION OF ORGANIZATION
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
Landmark Bancshares Corporation                                                                       Missouri

Magna Bank, National Association                                                                      United States of America

Magna Data Services, Inc.                                                                             Illinois

Carboro Ltd.                                                                                          Turks & Caicos Islands

Landmark Acquisition Corporation                                                                      Missouri

Landmark TCI Ltd.                                                                                     Turks & Caicos Islands

Magna Trust Company                                                                                   Illinois

MGI Group, Inc.                                                                                       Missouri

MGI Investments, Inc.                                                                                 Missouri

MGI Insurance Agency, Inc.                                                                            Missouri

InBank Group, Inc.                                                                                    Missouri

InBank Investments, Inc.                                                                              Missouri

InBank Insurance Agency, Inc.                                                                         Missouri

Brentco, Inc.                                                                                         Missouri

Quatre Corp.                                                                                          Missouri

REDC, Inc.                                                                                            Missouri

Mega Insurance Agency, Inc.                                                                           Missouri

Magna Realty Company                                                                                  Missouri
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    One hundred percent of the capital stock of each of the above listed subsidiaries is owned directly by Magna Group, Inc. or indirectly through wholly-owned subsidiaries of Magna Group, Inc.